Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
July 21, 2010	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES SECOND QUARTER EARNINGS;

ASSET QUALITY REMAINS STRONG, NET INTEREST MARGIN IMPROVES, LOANS GROW 11% AS TOTAL ASSETS SURPASS $2 BILLION

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced earnings of $4.7 million, or $0.16 per diluted share, for the quarter ended June 30, 2010.  This is a 120% increase over earnings of $2.1 million, or $0.08 per diluted share, for the second quarter of last year.   On a year-to-date basis, earnings were $8.5 million, or $0.29 per diluted share, versus $4.3 million, or $0.17 per diluted share, in 2009. At quarter end, the Company’s assets were $2.073 billion.

Selected Highlights

•                  Asset quality continues to be strong.  Nonperforming loans remained low at 0.22% of total assets, and annualized net loan charge offs were 0.42% of loans outstanding.  Real estate owned decreased to $2.9 million from $4.5 million at the previous quarter ended March 31, 2010, and the Company currently has no loans receivable past due 90 days or more.

•                  The Company’s tax equivalent net interest margin increased to 3.74% for the current quarter, up from 3.40% in the previous quarter and up from 2.84% in the year ago quarter.

•                  Total assets at period-end were $2.073 billion versus $1.864 billion one year earlier, an increase of 11%.

•                  Loans held for investment grew to $1.330 billion, an increase of $131 million, or 11%, compared to June 30, 2009.

•                  Total deposits grew to $1.350 billion, an increase of 9% compared to June 30, 2009.

•                  All capital ratios exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.51%.

Income Statement Review

For the second quarter of 2010, net income was $4.7 million, or $0.16 per diluted share. Compared to the year ago quarter, net interest income increased 43% to $17.1 million from $12.0 million.  For this same period, the tax equivalent net interest margin improved to 3.74% from 2.84%. The margin also improved from 3.40% for the first quarter of 2010.  The growth in net interest income continues to be the result of the Bank’s success in growing its balance sheet and increasing average earning asset yields while deposit rates remain low.  Compared to the year ago quarter, average earning assets grew $152 million, the average yield on earning assets increased 0.21% and the average cost of interest bearing liabilities decreased 0.80%. Further, the average balance of the Company’s loan portfolio increased $126 million, while the yield increased 0.11%.   The average balance of interest-bearing deposits increased $89 million while, the costs decreased 0.95%.

Noninterest income was $6.8 million for the current quarter compared to $6.3 million for the year ago quarter ended June 30. For the six month periods ended June 30, noninterest income increased to $12.6 million from $12.0 million.  The increase is primarily attributable to income from mortgage banking activities, which improved by $799,000 and $491,000 for the three and six month comparable periods ended June 30, 2010 and 2009, respectively. Additionally, revenues from our wealth management and trust services also increased $135,000 and $333,000 for these same periods.

Noninterest expense increased to $14.2 million from $13.7 million for the three month periods ended June 30, 2010 and 2009, respectively.  For the six month comparable periods, noninterest expense increased to $27.2 million from $25.7 million.  The change primarily resulted from higher mortgage banking commissions and other incentive compensation.  Personnel costs also increased due to the addition of business development officers for wealth, mortgage and lending activities.  Data processing expenses increased this quarter as the Company completed a core systems conversion.  During the quarter, the Company incurred goodwill impairment of $451,000 at its Wilson Bennett subsidiary.  This was offset by a $395,000 reduction in its accrual for potential mortgage repurchases as the Company completed a settlement agreement with a mortgage correspondent.  Overall, the efficiency ratio improved to 59% compared to 75% during the same quarter of 2009.  This is also an improvement from 62% last quarter.

Review of Balance Sheet and Credit Quality

At June 30, 2010, total assets of the Company were $2.073 billion, an increase of 11% from total assets of $1.864 billion at June 30, 2009. Loans held for investment grew 11% to $1.330 billion at June 30, 2010, from $1.199 billion at June 30, 2009.  During this period, the Bank’s investment portfolio increased $69 million, or 24.0%, and loans held for sale increased $37 million, or 16%.

The Bank’s asset growth was primarily funded by a 9% increase in deposits, which grew $108 million and totaled $1.350 billion at June 30, 2010 versus $1.242 billion a year earlier.  Demand deposit account balances increased by 23% year over year, reflecting the Bank’s continued focus on generating lower funding costs.

Although the quality of the Bank’s loan portfolio has remained strong, the provision for loan losses increased to $2.7 million for the current quarter versus $1.5 million for the second quarter of last year.  The total allowance for loan losses increased to 1.58% of loans outstanding from a comparable ratio of 1.35% at June 30, 2009, reflecting the continuing uncertain economic environment.  The Company’s nonperforming loans stood at 0.22% of total assets at June 30, 2010 compared to 0.24% at March 31, 2010 and 0.41% at June 30, 2009.  Net loan charge-offs totaled $929,000 for the current quarter, compared to $1.8 million for the first quarter of 2010.  There were no loans past due 90 days or more at June 30, 2010, while early stage loan delinquencies at 30-89 days past due were $2.0 million.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I am pleased to announce another solid quarter for Cardinal. Year over year, our pre-tax, pre-provision earnings increased 100% to $17.8 million as we continued to concentrate on improved profitability and balanced growth.  During the quarter, the Company’s net interest margin increased, commercial lending activity and deposit growth was steady, and mortgage lending activity was strong.  We continue to adhere to prudent underwriting standards as reflected by our credit quality metrics which have been among the best in the banking industry. Our number one priority has been and always will be to operate a safe and sound institution. We remain committed to our shareholders to build upon the core banking strengths of our Company, and we continue to believe that we are well positioned to maximize the strength and value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.07 billion at June 30, 2010, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 26 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with six offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

June 30, 2010,  December 31, 2009 and June 30, 2009

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	June 30, 2010	December 31, 2009	June 30, 2009	Current Year	Year Over Year
Cash and due from banks	$16,779	$19,804	$12,371	-15.3%	35.6%
Federal funds sold	7,952	5,037	48,442	57.9%	-83.6%

Investment securities available-for-sale	319,108	343,569	240,158	-7.1%	32.9%
Investment securities held-to-maturity	30,837	35,184	40,910	-12.4%	-24.6%
Investment securities — trading	4,233	3,724	3,958	13.7%	6.9%
Total investment securities	354,178	382,477	285,026	-7.4%	24.3%

Other investments	16,467	16,467	16,467	0.0%	0.0%
Loans held for sale	269,467	179,469	232,197	50.1%	16.1%

Loans receivable, net of fees	1,329,520	1,293,432	1,198,671	2.8%	10.9%
Allowance for loan losses	(21,058)	(18,636)	(16,150)	13.0%	30.4%
Loans receivable, net	1,308,462	1,274,796	1,182,521	2.6%	10.7%

Premises and equipment, net	17,032	15,743	15,773	8.2%	8.0%
Goodwill and intangibles, net	13,365	13,935	14,054	-4.1%	-4.9%
Bank-owned life insurance	34,038	33,712	33,409	1.0%	1.9%
Prepaid FDIC insurance premiums	5,191	6,683	—	-22.3%	—
Other real estate owned	2,915	4,991	148	-41.6%	1869.6%
Other assets	26,821	23,071	24,006	16.3%	11.7%

TOTAL ASSETS	$2,072,667	$1,976,185	$1,864,414	4.9%	11.2%

Non-interest bearing deposits	$195,428	$166,019	$158,540	17.7%	23.3%
Interest bearing deposits	1,154,414	1,130,986	1,083,040	2.1%	6.6%
Total deposits	1,349,842	1,297,005	1,241,580	4.1%	8.7%

Other borrowed funds	473,505	427,579	380,906	10.7%	24.3%
Mortgage funding checks	14,916	13,918	19,042	7.2%	-21.7%
Escrow liabilities	3,152	2,079	3,880	51.6%	-18.8%
Other liabilities	14,629	31,097	22,407	-53.0%	-34.7%

Shareholders’ equity	216,623	204,507	196,599	5.9%	10.2%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,072,667	$1,976,185	$1,864,414	4.9%	11.2%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three and Six Months Ended June 30, 2010 and 2009

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2010	2009	% Change	2010	2009	% Change
Net interest income	$17,129	$11,963	43.2%	$32,396	$22,582	43.5%
Provision for loan losses	(2,700)	(1,484)	81.9%	(5,125)	(2,700)	89.8%
Net interest income after provision for loan losses	14,429	10,479	37.7%	27,271	19,882	37.2%

Service charges on deposit accounts	514	496	3.6%	971	968	0.3%
Loan fees	440	825	-46.7%	812	1,658	-51.0%
Investment fee income	1,015	880	15.3%	2,024	1,691	19.7%
Realized and unrealized gains on mortgage banking activities	3,741	3,403	9.9%	6,530	6,746	-3.2%
Management fee income	844	383	120.4%	1,421	714	99.0%
Income from bank owned life insurance	177	157	12.7%	326	233	39.9%
Net realized gains (losses) on investment securities	269	—	100.0%	533	552	-3.4%
Other non-interest income (loss)	(153)	107	-243.0%	(56)	(554)	-89.9%
Total non-interest income	6,847	6,251	9.5%	12,561	12,008	4.6%

Net interest income and non-interest income	21,276	16,730	27.2%	39,832	31,890	24.9%

Salaries and benefits	6,717	6,164	9.0%	12,859	11,650	10.4%
Occupancy	1,472	1,357	8.5%	2,925	2,734	7.0%
Depreciation	446	510	-12.5%	1,006	1,051	-4.3%
Data processing	844	515	63.9%	1,391	969	43.6%
Telecommunications	400	322	24.2%	749	611	22.6%
Professional Fees	537	521	3.1%	1,006	1,004	0.2%
FDIC insurance assessment	519	1,324	-60.8%	1,068	1,739	-38.6%
Impairment of goodwill	451	—	100.0%	451	—	100.0%
Mortgage loan repurchases and settlements	(165)	594	-127.8%	398	1,175	-66.1%
Other operating expense	2,932	2,398	22.3%	5,328	4,810	10.8%
Total non-interest expense	14,153	13,705	3.3%	27,181	25,743	5.6%
Net income before income taxes	7,123	3,025	135.5%	12,651	6,147	105.8%
Provision for income taxes	2,414	883	173.4%	4,142	1,836	125.6%
NET INCOME	$4,709	$2,142	119.8%	$8,509	$4,311	97.4%

Earnings per common share - basic	$0.16	$0.08	96.1%	$0.29	$0.17	71.8%
Earnings per common share - diluted	$0.16	$0.08	96.3%	$0.29	$0.17	72.2%
Weighted-average common shares outstanding - basic	29,104,066	25,965,314	12.1%	29,084,292	25,319,694	14.9%
Weighted-average common shares outstanding - diluted	29,641,022	26,462,234	12.0%	29,565,862	25,787,621	14.7%

Reconciliation of Non-GAAP measures:

GAAP net income reported above	$4,709	$2,142		$8,509	$4,311
Add: Provision for loan losses	2,700	1,484		5,125	2,700
Add: Provision for income taxes	2,414	883		4,142	1,836

Operating earnings, excluding provision items	$9,823	$4,509	117.9%	$17,776	$8,847	100.9%

GAAP earnings per share - diluted reported above	$0.16	$0.08		$0.29	$0.17
Add: Provision for loan losses	0.09	0.06		0.17	0.10
Add: Provision for income taxes	0.08	0.03		0.14	0.07

Operating earnings per common share - diluted (excluding provision items)	$0.33	$0.17	94.5%	$0.60	$0.34	75.3%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Income Statements:
Interest income	$23,944	$21,130	$46,868	$41,648
Interest expense	6,815	9,167	14,472	19,066
Net interest income	17,129	11,963	32,396	22,582
Provision for loan losses	2,700	1,484	5,125	2,700
Net interest income after provision for loan losses	14,429	10,479	27,271	19,882
Non-interest income	6,847	6,251	12,561	12,008
Non-interest expense	14,153	13,705	27,181	25,743
Net income before income taxes	7,123	3,025	12,651	6,147
Provision (benefit) for income taxes	2,414	883	4,142	1,836
Net income	$4,709	$2,142	$8,509	$4,311

	June 30, 2010	June 30, 2009
Balance Sheet Data:
Total assets	$2,072,667	$1,864,414
Loans receivable, net of fees	1,329,520	1,198,671
Allowance for loan losses	(21,058)	(16,150)
Loans held for sale	269,467	232,197
Total investment securities	354,178	285,026
Total deposits	1,349,842	1,241,580
Other borrowed funds	473,505	380,906
Total shareholders’ equity	216,623	196,599

Common shares outstanding	28,755	28,690

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Selected Average Balances:
Total assets	$1,954,534	$1,776,422	$1,937,661	$1,748,555
Loans receivable, net of fees	1,306,921	1,180,982	1,302,111	1,168,206
Allowance for loan losses	(19,554)	(15,733)	(19,327)	(15,233)
Loans held for sale	159,316	202,499	129,766	187,241
Total investment securities	361,172	242,882	363,451	262,034
Interest earning assets	1,851,509	1,699,088	1,834,628	1,673,335
Total deposits	1,350,414	1,222,110	1,336,830	1,193,860
Other borrowed funds	369,896	353,883	369,568	363,946
Total shareholders’ equity	213,059	177,914	210,042	169,699
Weighted Average:
Common shares outstanding - basic	29,104	25,965	29,084	25,320
Common shares outstanding - diluted	29,641	26,462	29,566	25,788

Per Common Share Data:
Basic net income	$0.16	$0.08	$0.29	$0.17
Fully diluted net income	0.16	0.08	0.29	0.17
Book value	7.53	6.85	7.53	6.85
Tangible book value (1)	6.81	6.32	6.81	6.32

Performance Ratios:
Return on average assets	0.96%	0.48%	0.88%	0.49%
Return on average equity	8.84%	4.82%	8.10%	5.08%
Net interest margin (2)	3.74%	2.84%	3.56%	2.73%
Efficiency ratio (3)	59.03%	75.24%	60.46%	74.42%
Non-interest income to average assets	1.40%	1.41%	1.30%	1.37%
Non-interest expense to average assets	2.90%	3.09%	2.81%	2.94%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.42%	0.18%
Total nonaccrual loans			$4,560	$7,567
Real estate owned			$2,915	$148
Nonperforming loans to loans receivable, net of fees			0.34%	0.63%
Nonperforming loans to total assets			0.22%	0.41%
Total loans receivable past due 30 to 89 days			$2,019	$3,763
Total loans receivable past due 90 days or more			$—	$—
Allowance for loan losses to loans receivable, net of fees			1.58%	1.35%
Allowance for loan losses to nonperforming loans			461.80%	213.43%

Capital Ratios:
Tier 1 risk-based capital			12.75%	13.43%
Total risk-based capital			14.01%	14.52%
Leverage capital ratio			11.12%	11.43%

(1)   Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2)   Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 32%.

(3)   Efficiency ratio is calculated as total non-interest expense (less nonrecurring expense) divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Six Months Ended June 30, 2010 and 2009

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30, 2010		June 30, 2009		June 30, 2010		June 30, 2009
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$153,902	4.77%	$158,159	4.67%	$156,924	4.69%	$164,302	4.80%
Real estate - commercial	610,283	6.21%	538,079	6.27%	604,878	6.15%	514,029	6.26%
Real estate - construction	196,685	5.57%	174,903	4.75%	193,632	5.53%	177,292	4.34%
Real estate - residential	225,010	5.26%	197,985	5.39%	225,526	5.22%	202,455	5.43%
Home equity lines	118,437	3.75%	109,430	3.64%	118,505	3.69%	107,659	3.69%
Consumer	2,604	5.55%	2,426	6.61%	2,646	5.79%	2,469	6.21%
Total loans	1,306,921	5.55%	1,180,982	5.44%	1,302,111	5.49%	1,168,206	5.38%

Loans held for sale	159,316	4.91%	202,499	4.34%	129,766	5.03%	187,241	4.29%
Investment securities - available-for-sale (1)	329,358	4.54%	198,129	5.11%	330,559	4.53%	215,140	5.13%
Investment securities - held-to-maturity	31,814	3.34%	44,753	3.75%	32,892	3.36%	46,894	3.86%
Other investments	15,728	0.26%	15,728	0.00%	15,728	0.26%	15,681	-0.25%
Federal funds sold (1)	8,372	0.24%	56,997	0.22%	23,572	0.24%	40,173	0.22%
Total interest-earning assets	1,851,509	5.21%	1,699,088	5.00%	1,834,628	5.14%	1,673,335	5.01%

Non-interest earning assets:
Cash and due from banks	11,236		1,762		12,908		931
Premises and equipment, net	15,901		15,907		15,838		16,106
Goodwill and intangibles, net	13,847		14,093		13,880		14,123
Accrued interest and other assets	81,595		61,305		79,734		59,293
Allowance for loan losses	(19,554)		(15,733)		(19,327)		(15,233)

TOTAL ASSETS	$1,954,534		$1,776,422		$1,937,661		$1,748,555

Interest-bearing liabilities:
Interest checking	$136,023	0.32%	$123,000	0.98%	$134,087	0.48%	$121,098	1.13%
Money markets	98,776	0.56%	49,553	1.11%	91,315	0.66%	46,945	1.22%
Statement savings	277,607	0.44%	282,285	1.57%	282,512	0.65%	271,925	1.70%
Certificates of deposit	650,729	2.00%	618,865	2.92%	648,468	2.15%	612,760	3.14%
Total interest-bearing deposits	1,163,135	1.31%	1,073,703	2.26%	1,156,382	1.47%	1,052,728	2.45%

Other borrowed funds	369,896	3.27%	353,883	3.54%	369,568	3.29%	363,946	3.47%
Total interest-bearing liabilities	1,533,031	1.78%	1,427,586	2.58%	1,525,950	1.91%	1,416,674	2.71%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	187,279		148,407		180,448		141,132
Other liabilities	21,165		22,515		21,221		21,050

Shareholders’ equity	213,059		177,914		210,042		169,699

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,954,534		$1,776,422		$1,937,661		$1,748,555

NET INTEREST MARGIN (1)		3.74%		2.84%		3.56%		2.73%

(1)   The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 32%.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three and Six Months Ended June 30, 2010 and 2009

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended June 30, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$16,738	$597	$—	$(206)	$—	$17,129
Provision for loan losses	2,700	—	—	—	—	2,700
Non-interest income	1,105	4,821	1,021	(83)	(17)	6,847
Non-interest expense	9,638	2,505	1,358	669	(17)	14,153
Provision for income taxes	1,866	1,012	(117)	(347)	—	2,414
Net income (loss)	$3,639	$1,901	$(220)	$(611)	$—	$4,709

Average Assets	$1,948,579	$165,347	$3,380	$230,807	$(393,579)	$1,954,534

At and for the Three Months Ended June 30, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$11,412	$779	$—	$(228)	$—	$11,963
Provision for loan losses	1,416	68	—	—	—	1,484
Non-interest income	820	4,458	885	116	(28)	6,251
Non-interest expense	9,223	3,005	784	721	(28)	13,705
Provision for income taxes	387	744	35	(283)	—	883
Net income (loss)	$1,206	$1,420	$66	$(550)	$—	$2,142

Average Assets	$1,769,354	$204,305	$3,434	$198,632	$(399,303)	$1,776,422

At and for the Six Months Ended June 30, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$31,721	$1,081	$—	$(406)	$—	$32,396
Provision for loan losses	5,125	—	—	—	—	5,125
Non-interest income	2,130	8,459	2,035	(23)	(40)	12,561
Non-interest expense	17,981	5,772	2,176	1,292	(40)	27,181
Provision for income taxes	3,478	1,308	(50)	(594)	—	4,142
Net income (loss)	$7,267	$2,460	$(91)	$(1,127)	$—	$8,509

Average Assets	$1,928,445	$137,473	$3,388	$231,124	$(362,769)	$1,937,661

At and for the Six Months Ended June 30, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$21,542	$1,510	$—	$(470)	$—	$22,582
Provision for loan losses	2,606	94	—	—	—	2,700
Non-interest income	2,159	8,695	1,706	(508)	(44)	12,008
Non-interest expense	17,170	5,962	1,591	1,064	(44)	25,743
Provision for income taxes	1,064	1,427	39	(694)	—	1,836
Net income (loss)	$2,861	$2,722	$76	$(1,348)	$—	$4,311

Average Assets	$1,740,628	$187,146	$3,455	$189,752	$(372,426)	$1,748,555